EXHIBIT 12

            GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES


               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                     NINE MONTHS ENDED SEPTEMBER 26, 1998


                                  (UNAUDITED)


                                                                                              RATIO OF EARNINGS
                                                                                              TO FIXED CHARGES
(Dollar amounts in millions)                                                                 ------------------
Net earnings .............................................................................         $ 353
Provision for income taxes ...............................................................           209
Minority interest ........................................................................            --
                                                                                                   -----
Earnings before provision for income taxes and minority interest .........................           562
                                                                                                   -----
Fixed charges:
 Interest ................................................................................            68
 One-third of rentals ....................................................................            13
                                                                                                   -----
Total fixed charges ......................................................................            81
                                                                                                   -----
Less interest capitalized, net of amortization ...........................................            --
                                                                                                   -----
Earnings before provision for income taxes and minority interest, plus fixed charges .....         $ 643
                                                                                                   =====
Ratio of earnings to fixed charges .......................................................           7.9
                                                                                                   =====

For purposes of computing the ratios, fixed charges consist of interest on all indebtedness and one-third of rentals, which management believes is a reasonable approximation of the interest factor of such rentals.


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